CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-290321 on Form S-6 of our report dated November 10, 2025, relating to the financial statement of FT 12557, comprising High Dividend Equity Allocation Portfolio, Series 57, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 10, 2025